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                                   FORM 8-A
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              LTC PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                  Maryland                                  71-0720518
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   300 Esplanade Drive - Suite 1860                           93030
       Oxnard, California  93030                            (Zip Code)
(Address of principal executive offices)


If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of debt
debt securities and is                    securities and is to become
effective upon filing pursuant            effective simultaneously with the
to General Instruction A(c)(1)            effectiveness of a concurrent
please check the following                registration statement under the
box. [ ]                                  Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box. [ ]


                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

                    9.5% Series A Cumulative Preferred Stock
                     (Title of each class to be registered)

                            New York Stock Exchange
        (Name of each exchange on which each class is to be registered)

                    SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

                                      None
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                               Page 1 of 3 pages
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ITEM 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          A description of the 9.5% Series A Cumulative Preferred Stock (the "Series A Preferred Stock") to be registered hereunder is contained in the section entitled "Description of Preferred Stock" on pages 18 through 21 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-2444, as filed on March 15, 1996 and as declared effective on April 4, 1996 by the Securities and Exchange Commission, and as supplemented by the information in the section entitled "Description of Series A Preferred Stock" on pages S-28 through S-34 of the Preliminary Prospectus Supplement dated February 20, 1997 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.   Exhibits.
          --------

          Exhibit
          Number    Description
          ------    -----------


          2.1 Amended and Restated Articles of Incorporation of the Registrant. (1)

          2.2       Bylaws of Registrant.  (2)

          2.3 Form of Articles Supplementary Classifying the Series A Cumulative Preferred Stock.

          2.4 Specimen share certificate for 9.5% Series A Cumulative Preferred Stock.

          --------------------------


          (1) Filed as exhibit number 3.1 to Registrant's Form S-11 Registration Statement No. 33-48085, and incorporated herein by reference.

          (2) Filed as exhibit number 3.1 to Registrant's Form 10-Q for the quarterly period ended June 30, 1996 and incorporated herein by reference.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


March 4, 1997                 LTC PROPERTIES, INC
                              ("Registrant")



                              By:   /s/ JAMES J. PIECZYNSKI
                                 -----------------------------------------------
                                    James J. Pieczynski
                                    Chief Financial Officer and
                                     Chief Accounting Officer

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